
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        ______________________________

                                   Form S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                        ______________________________

                                  ROHR, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                                    95-1607455
(State or other jurisdiction of              (I.R.S. Employer Identification
 incorporation or organization)                           Number)

                               850 LAGOON DRIVE
                        CHULA VISTA, CALIFORNIA  91910
               (Address of Principal Executive Office)(Zip Code)

                              PRETAX SAVINGS PLAN
                          FOR THE SALARIED EMPLOYEES
                                 OF ROHR, INC.
                           (Full Title of the Plan)

                                  R.W. Madsen
                 Vice President, General Counsel and Secretary
                                  Rohr, Inc.
                               850 Lagoon Drive
                        Chula Vista, California  91910
                    (Name and address of agent for service)

                                 (619)691-2025
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                            RHONDA S. WAGNER, ESQ.
                            Gibson, Dunn & Crutcher
                           750 B Street, Suite 3300
                         San Diego, California  92101
                                (619) 544-8025

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

                                                  CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________________________________________________

                                                                                     Proposed
                                                         Proposed                    maximum
 Title of securities         Amount to be             maximum offering         aggregate offering            Amount of
   to be registered           registered              price per share                 price               registration fee
____________________________________________________________________________________________________________________________________

Common Stock                 300,000  (1)              $8-15/16  (2)            $2,681,250  (2)                $924.57

____________________________________________________________________________________________________________________________________


Interests in Pretax
Savings Plan for                  (3)                        (3)                      (3)                       (3)
the Salaried
Employees of
Rohr, Inc.
====================================================================================================================================


1   Based on the estimate by Rohr, Inc. (the "Company") of the number of shares of Common Stock that will be purchased pursuant to the Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (the "Plan"). Pursuant to Rule 416(b), there is also being registered such number of additional shares of Common Stock of the Company that may become available for purchase under the Plan in the event of certain changes in the outstanding shares of Common Stock of the Company, including among other things, reorganizations, mergers, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

2   Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on November 14, 1994 of $8-15/16.

3   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents of the Company and the Plan heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1994;

(2) the Plan's Annual Report on Form 11-K for the fiscal year of the Plan ended July 31, 1994; and

(3) the description of the Company's Common Stock contained in the Registration Statement on Form 8-B, File No. 1-3801.

          All reports and other documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and employees of domestic or foreign corporations under certain circumstances and subject to certain limitations.
Article VII of the Company's By-Laws contains a provision for indemnification involving them because of their positions with the Company, including judgments or amounts paid in settlement of claims brought by or in the right of the Company. In addition to maintaining directors' and officers' liability insurance, the Company has entered into indemnity agreements with certain of its directors and officers comparable to the directors' and officers' liability insurance previously maintained by the Company. The form of these agreements has been approved by the Company's board of directors and stockholders.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------
          Not applicable.

ITEM 8.   EXHIBITS.
          --------

      Exhibit Number                    Description

- -------------------------------------------------------------------------------
            4.1              Pretax Savings Plan for the
                             Salaried Employees of Rohr, Inc.
                             (the "Plan")

            4.2              Master Trust Agreement for the Plan.

            5.0              The Company undertakes to submit
                             the Plan and any amendments
                             thereto to the Internal Revenue
                             Service in a timely manner and
                             to make all changes required by
                             the Internal Revenue Service in
                             order to qualify the Plan.

           23.0              Consent of Independent
                             Accountants.

           24.0              Power of Attorney (included on
                             Signature Pages).

ITEM 9.   UNDERTAKINGS.
          ------------

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, State of California, on this 17th day of November, 1994.

                                         ROHR, INC.

                                         By:            R.H. RAU
                                            ___________________________________
                                                R.H. Rau, President and
                                                Chief Executive Officer,
                                                and Director


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R.H. RAU, LAURENCE A. CHAPMAN and R.W. MADSEN, and each of them, as his true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----

       R.H. RAU              Director, President and Chief     November 17, 1994
_______________________      Executive Officer
       R.H. Rau


      J.J. KERLEY            Director and Chairman of the      November 17, 1994
_______________________      Board
      J.J. Kerley


  LAURENCE A. CHAPMAN        Senior Vice President and Chief   November 17, 1994
_______________________      Financial Officer
  Laurence A. Chapman


      A.L. MAJORS            Vice President and Controller     November 17, 1994
_______________________
      A.L. Majors



        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----

                                         Director
_______________________
    Wallace Barnes


   WALLACE W. BOOTH                      Director              November 17, 1994
_______________________
   Wallace W. Booth


   EUGENE E. COVERT                      Director              November 17, 1994
_______________________
   Eugene E. Covert


   WAYNE M. HOFFMAN                      Director              November 17, 1994
_______________________
   Wayne M. Hoffman


                                         Director
_______________________
   Sam F. Iacobellis


                                         Director
_______________________
    D. Larry Moore


    ROBERT M. PRICE                      Director              November 17, 1994
_______________________
    Robert M. Price


  WILLIAM P. SOMMERS                     Director              November 17, 1994
_______________________
  William P. Sommers


    JACK D. STEELE                       Director              November 17, 1994
_______________________
    Jack D. Steele


                                         Director
_______________________
    James R. Wilson

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, State of California, on this 17th day of November, 1994.

                              PRETAX SAVINGS PLAN FOR THE SALARIED EMPLOYEES OF ROHR, INC.

                              By:           ALVIN L. MAJORS
                                  ___________________________________
                                  Alvin L. Majors, Chairman
                                  Rohr, Inc., Management Employee Benefits
                                  Committee

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ALVIN L. MAJORS and LAURENCE A. CHAPMAN, and each of them, as his true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----

ALVIN L. MAJORS              Chairman, Rohr, Inc. Management   November 17, 1994
_______________________      Employee Benefits Committee
Alvin L. Majors


LAURENCE A. CHAPMAN          Member, Rohr, Inc. Management     November 17, 1994
_______________________      Employee Benefits Committee
Laurence A. Chapman


GRAYDON A. WETZLER           Member, Rohr, Inc. Management     November 17, 1994
_______________________      Employee Benefits Committee
Graydon A. Wetzler


DAVID A. RAMSAY              Member, Rohr, Inc. Management     November 17, 1994
_______________________      Employee Benefits Committee
David A. Ramsay